UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2022

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona, 85251

(Address of principal executive offices and zip code)

(480) 840-8100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Final Results of Tender Offer

On July 13, 2022, Taylor Morrison Communities, Inc. (the “Issuer”), an indirect subsidiary of Taylor Morrison Home Corporation (the “Company”), announced the final tender results of the Issuer’s previously announced cash tender offer (the “Tender Offer”) to purchase any and all of the $290.4 million outstanding aggregate principal amount of the Issuer’s 6.625% Senior Notes due 2027 (the “2027 Notes”). The Tender Offer expired at midnight, New York City time, at the end of Tuesday, July 12, 2022 (the “Expiration Time”).

On June 29, 2022, the Company purchased $264,111,000 aggregate principal amount of 2027 Notes that were tendered at or prior to 5:00 p.m., New York City time, on Monday, June 27, 2022 (the “Early Tender Deadline”). The Company announced that an additional $849,000 in aggregate principal amount of the 2027 Notes were validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Time. Such 2027 Notes will be accepted for repurchase at a price of $970 per $1,000 of principal amount of the 2027 Notes, plus accrued and unpaid interest on such Notes from the last date on which an interest payment has been paid to, but excluding, the Final Settlement Date, as such term is defined in, and subject to the conditions set forth in, the Offer to Purchase and Consent Solicitation Statement dated June 13, 2022 (the “Offer to Purchase”). The Final Settlement Date is expected to be on July 14, 2022.

This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any 2027 Notes in the Tender Offer. The Tender Offer and the Consent Solicitation are only being made pursuant to the Offer to Purchase. The Tender Offer and the Consent Solicitation are not being made to holders of 2027 Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

The information under this Item 7.01 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected financial, operating and performance results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future. Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in our most recent Annual Report on Form 10-K, including those described under the heading “Risk Factors” in Part I, Item 1A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2022

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
	Name:	Darrell C. Sherman
	Title:	Executive Vice President, Chief Legal Officer and Secretary